Exhibit 99.60

Village Farms International to attend and present at 2018 GMP Securities Cannabis Conference

VANCOUVER, April 12, 2018 /CNW/—Village Farms International, Inc. (“Village Farms “or the “Company”) (TSX:VFF) (OTCQX:VFFIF) today announced that the Company’s management team will attend and present at GMP Securities’ 2018 Cannabis Conference on April 19, 2018 at the Ritz-Carlton Hotel in Toronto, Ontario

Village Farm’s management team will also be available for one-on-one meetings during the conference. Interested parties should contact their GMP Securities representative to arrange a meeting with the Company and for further conference registration information

About Village Farms International, Inc.

Village Farms International, Inc. is one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada. With more than 750 years of accumulated master grower experience coupled with advanced proprietary technology and environmentally sustainable growing practices, Village Farms is highly resource efficient. Village Farms produces and distributes fresh, premium-quality produce with consistency 365-daysa year to national grocers in the U.S. and Canada from its large-scale Controlled Environment Agriculture(CEA) greenhouses in British Columbia and Texas, as well as from its partner greenhouses in British Columbia, Ontario and Mexico.

Cautionary Language

Certain statements in this press release may constitute forward-looking statements within the meaning of applicable securities laws. Forward looking statements include, but are not limited to, statements concerning:(i) the timing of completion of conversion of the Delta 3 greenhouse to cannabis production; (ii) whether Pure Sunfarms will exercise options to acquire any adjacent greenhouses in order to expand cannabis production; (iii) whether Pure Sunfarms’ business vision will be achieved; and (iv) forecasted annual cannabis production amounts and related production costs. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “outlook”, “objective”, “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “should”, “plans” or “continue”, or similar expressions suggesting future outcomes or events. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Forward looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by such statements. Such forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. Although the Company believes that the expectations reflected in its forward-looking information are reasonable, undue reliance should not be placed on forward-looking information because the Company can give no assurance that such expectations will prove to be correct. In addition to other factors and assumptions which may be identified in this press release, assumptions have been made regarding and are implicit in, among other things, the timely receipt of required regulatory approvals. Details of the risk factors relating to the Company and its business are discussed under the heading “Risk Factors “set out in the Company’s annual information form and management’s discussion and analyses for the year ended December 31, 2017, which are available electronically at www.sedar.com. Actual results may differ materially from any forward looking statements. Although the Company believes that its forward-looking statements contained in this press release a re based upon reasonable assumptions, you cannot be assured that actual results will be consistent with these forward-looking statements. These forward- looking statements are made as of the date of this press release, and other than as specifically required by applicable law, the Company does not assume any obligation to update or revise them to reflect new information, events or circumstances.

SOURCE Village Farms International, Inc.

View original content: http://www.newswire.ca/en/releases/archive/April2018/12/c8996.html

%SEDAR: 00029410E

For further information: Stephen C. Ruffini, Executive Vice President and Chief Financial Officer, Village Farms International, Inc., (407) 936- 1190,ext. 340; Lawrence Chamberlain, Investor Relations, (416) 519-4196, lawrence.chamberlain@loderockadvisors.com

CO: Village Farms International, Inc.

CNW 07:00e 12-APR-18